EXHIBIT 31.1
CERTIFICATION
I, C. Daniel Myers, certify that:

1.	I have reviewed this annual report on Form 10-K of Alimera Sciences, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 29, 2013	/s/ C. Daniel Myers
C. Daniel Myers President and Chief Executive Officer (Principal Executive Officer)